Exhibit 107.1
CALCULATION OF FEES TABLE
FORM 424(b)(5)
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(r) and Other (1)	25,000,000	20.09	(2)	502,250,000.00	0.00014760	74,132.10	N/A	N/A	N/A	N/A
	Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value	415(a)(6) (1)	7,759,146	19.315	(3)	149,867,904.99		22,120.50	S-3	333-278327	3/28/2024	22,120.50
	Total Offering Amounts						652,117,904.99		74,132.10
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								74,132.10

(1)Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933, as amended (the Securities Act). As of the date hereof, 7,759,146 shares offered under the registrant’s prospectus supplement, dated June 20, 2024, filed with the Securities and Exchange Commission on June 20, 2024 (Registration No. 333-278327) remain unsold (the Unsold Shares). A registration fee for the Unsold Shares was paid at that time. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Shares are included on and offered, in addition to the 25,000,000 shares registered hereby, under this prospectus supplement (Registration No. 333-278327). Accordingly, no filing fee is due for the Unsold Shares.
(2)Calculated pursuant to Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of the common stock of the registrant as reported on the New York Stock Exchange on August 20, 2024.
(3)Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of the common stock of the registrant as reported on the New York Stock Exchange on June 17, 2024.